Exhibit 10.4

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) entered into as of  October 1, 2012 (the “effective Date”), by and between Ocwen Mortgage Servicing, Inc., a corporation organized under the laws of the United States Virgin Islands (“Ocwen,” or together with its subsidiaries, the “Ocwen Group”), and Altisource Solutions S.à r.l., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg (“Altisource,” or together with its Affiliates, the “Altisource Group”).

RECITALS

WHEREAS, in addition to this Agreement, Ocwen and Altisource are also entering into a Services Agreement, a Technology Products Services Agreement, and a Data Center and Disaster Recovery Services Agreement, each dated as of the Effective Date and the Support Services Agreement between Ocwen and Altisource dated August 10, 2012 (collectively, the “Services Agreements”), by which Altisource will provide various services to Ocwen; and

WHEREAS, in conjunction with the Services Agreements, this Agreement shall govern the licensing of the Licensed Intellectual Property, as defined below.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                        Definitions.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” or “Affiliates” means with respect to any Person: (a) any directly or indirectly wholly owned subsidiary of such Person; (b) any Person that directly or indirectly owns 100% of the voting stock of such Person; or (c) a Person that controls, is controlled by, or is under common control with such Person.  As used herein, “control” of any entity means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract, or otherwise.  Furthermore, with respect to any Person that is partially owned by such Person and does not otherwise constitute an Affiliate (a “Partially Owned Person”), such Partially Owned Person shall be considered an Affiliate of such Person for purposes of this Agreement if such Person can, after making a good faith effort to do so, legally bind such Partially Owned Person to this Agreement.

“Altisource” shall include Altisource Portfolio Solutions S.A., Altisource’s parent company, and the members of the ALTISOURCE Group.

“Altisource Indemnitees” shall have the meaning set forth in Section 15 below.

“Altisource IP” shall mean all Intellectual Property owned by Altisource as of the Effective Date or acquired during the term of any of the Services Agreements and includes, but is not limited to, the Intellectual Property set forth on Schedule I hereto.

“Confidential Information” means information that constitutes trade secrets or confidential proprietary information, regardless of medium in which the information is stored, whether now known or to be developed in the future, including but not limited to all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals and materials, analyses prepared by consultants and other third parties, all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports, and financial records and reports.

“Disclosing Party” shall have the meaning set forth in Section 10(b) below.

“Group” means, collectively, either party’s Subsidiaries and Affiliates.

“Governmental Authority” shall mean any federal, state, local, foreign, or international court, government, department, commission, board, bureau, agency, official, or other legislative, judicial, regulatory, administrative, or governmental authority.

“Intellectual Property” means all domestic and foreign patents, copyrights, trade names, domain names, trademarks, service marks, registrations and applications for any of the foregoing, databases, mask works, Confidential Information, inventions (whether or not patentable or patented), processes, know-how, procedures, computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation, manuals, and instructions, other proprietary information, and licenses from third parties granting the right to use any of the foregoing.

“Initial Term” means the term of this Agreement that begins on the Effective Date and ends on the eighth anniversary of the Effective Date.

“Invoiced Amount” shall have the meaning set forth in Section 5(b) below.

“IP Fee Letter” shall have the meaning set forth in Section 5(a) below.

“Licensed Intellectual Property” means the Intellectual Property being licensed to Ocwen hereunder, including the Intellectual Property contained in Schedule II attached hereto, as that schedule may be amended from time to time in Altisource’s sole discretion.

“Licensed Marks” means the trademarks and service marks identified as “Trademarks” in Schedule II attached hereto, as that schedule may be modified by Altisource in its sole discretion, and used in conjunction with the offering and provision of the licensed goods or services.

“Licensed Technology” means all Licensed Intellectual Property, excluding the Licensed Marks, necessary for Ocwen to enjoy the benefit of the Services.

“Licensed Software” means any of the following software programs: RealServicing, RealTrans, RealResolution, RealPortal, RealDoc, RealSynergy and any other software developed after the date hereof licensed from Altisource to Ocwen that is integral to Ocwen’s operations.

“Ocwen Competitor” means any Person (other than Ocwen), together with its Affiliates, that provides residential loan servicing services in the United States or any territory thereof.  For purposes of this definition, “Person” includes any “group” as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and “beneficial ownership” shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934.

“Ocwen Indemnitiees” shall have the meaning set forth in Section 15 below.

“Party” shall mean a party to this Agreement, and “Parties” shall mean all parties to this Agreement.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, or any other entity, and any Governmental Authority.

“Receiving Party” shall have the meaning set forth in Section 10(b) below.

“Renewal Term” or “Renewal Terms” means any one or more subsequent five-year renewal terms of this Agreement, or such shorter subsequent period if this Agreement is terminated.

“Section” means any enumerated paragraph of this Agreement.

“Services” means all Services collectively as such term is defined in each of the respective Service Agreements.

“Software Change of Control” means at any time, with respect to Altisource, the occurrence of any of the following: (a) Transfer by Altisource to an Ocwen Competitor of all or substantially all of Altisource’s rights and title to (i) any of the Licensed Software or (ii) any other Licensed Intellectual Property, the effect of which is material and adverse to Ocwen, or (b) any Ocwen Competitor, (i) acquires (whether through legal or “beneficial ownership,” by contract, or otherwise), directly or indirectly, the right to vote more than 50% of the total voting power of all common stock then outstanding of Altisource or Altisource’s direct parent company , or (ii) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the board of directors of Altisource or Altisource’s direct parent company such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the board of directors of Altisource or Altisource’s direct parent company.

“Subsidiary” or “Subsidiaries” of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that any Person that is not wholly owned by any other Person shall not be a Subsidiary of such other Person unless such other Person controls, or has the right, power, or ability to control that Person.

“Term” means the Initial Term and any Renewal Terms.

“Territory” means the United States and its territories.

2.                        Altisource Grant of License; Reservation of Rights

a)               Altisource hereby grants and confirms to Ocwen the non-exclusive license and non-exclusive right to use that portion of the Licensed Intellectual Property necessary to use and enjoy the Services or otherwise necessary for Ocwen to perform its residential loan servicing operations, for itself and for the Ocwen Group, solely in the Territory, and the limited, non-exclusive, fully paid-up, nontransferable, revocable right to access or to otherwise use, for the term of this Agreement, all Intellectual Property owned by or, to the extent permitted by the applicable license, licensed to Altisource solely to the extent necessary for Altisource to perform its obligations to supply any Services to Ocwen under the Services Agreements anywhere in the world, subject to Altisource’s rights of approval and control under this Agreement, which approval will not be unreasonably delayed or withheld.

b)               To the extent that Altisource ceases to provide any particular Services, the license granted hereunder for the Licensed Intellectual Property pertinent to such Services will likewise cease, unless and to the extent that the same Licensed Intellectual Property is required for Ocwen’s receipt of any other Services being provided by Altisource for the benefit of Ocwen at the time of cessation or in the future.

c)                The Parties agree that it is critical that the Licensed Intellectual Property be protected and enhanced, and toward this end, Ocwen agrees, both during the Term and thereafter, not to:

(i)             combine any name or names, service marks, or trademarks with the Licensed Marks;

(ii)          use any other name or names, service marks, or trademarks in association with the Licensed Marks in any advertising, promotion, publicity, labeling, packaging, or printed matter of any kind utilized by Ocwen without Altisource’s prior express written consent;

(iii)       do, or suffer to be done, any act that may in any way adversely affect any rights of Altisource in and to the Licensed Intellectual Property or any registrations thereof, or that, directly or indirectly, may reduce the value of the Licensed Intellectual Property or detract from them or the reputation of Altisource;

(iv)      challenge the title or rights of Altisource in or to the Licensed Intellectual Property;

(v)         apply to register or maintain any application or registration respecting the Licensed Intellectual Property or any other mark or domain name confusingly similar to the Licensed Marks, or domain names licensed hereunder, except with the consent and direction of Altisource and in the name of Altisource, unless Altisource directs the use of another name;

(vi)      use any colorable imitation of any of the Licensed Marks or any variant form (including variant design forms, logos, colors, or type styles) not specifically approved by Altisource;

(vii)  misuse the Licensed Intellectual Property or take any action that would tend to destroy or diminish the value of the Licensed Intellectual Property; or

(viii) make use of the Licensed Technology beyond the internal enjoyment and exploitation of the Services.

d)               The Parties agree that all use by Ocwen of the Licensed Intellectual Property under the terms of this Agreement inures to the benefit of Altisource.

e)                Ocwen agrees to: (i) cooperate fully with Altisource in securing and maintaining the ownership and goodwill of Altisource in the Licensed Intellectual Property; and (ii) to assist Altisource, at Altisource’s direction, in the protection, enhancement, maintenance, and enforcement of Altisource’s rights in the Licensed Intellectual Property.

f)                 Altisource reserves all rights in and to the Licensed Intellectual Property, and Altisource may exercise such rights at any time.  In that regard, nothing herein shall be deemed to prevent Altisource, at any time, from using and granting to third parties the right to use the Licensed Intellectual Property in the Territory or elsewhere in connection with the Services.

g)                OCWEN shall not exploit the Licensed Intellectual Property licensed hereunder outside the Territory or for any purpose beyond its use and enjoyment of the Services without the prior express written consent of Altisource.

h)               Nothing herein shall be deemed to be a grant to Ocwen of the right to use or exploit any Licensed Intellectual Property beyond that licensed hereunder.

3.                        [Reserved].

4.                        Royalties

a)               In consideration of the rights granted to the respective Parties under this Agreement, Altisource shall provide the reports to Ocwen and Ocwen shall pay the royalties to Altisource as such are set forth in that certain fee letter between Ocwen and Altisource dated as of the Effective Date (the “IP Fee Letter”).

b)               Altisource shall submit statements of account to Ocwen on a monthly basis with respect to all amounts payable by the Ocwen to Altisource hereunder (the “Invoiced Amount”), setting out the royalty amount billed to the Ocwen.  Ocwen shall pay the Invoiced Amount to Altisource by wire transfer of immediately available funds to an account or accounts specified by Altisource, or in such other manner as specified by Altisourcein writing, or as otherwise reasonably agreed to by the Parties hereto, within thirty (30) days of the date of delivery to Ocwen of the applicable statement of account; provided, that, in the event of any dispute as to an Invoiced Amount, Ocwen shall pay the undisputed portion, if any, of such Invoiced Amount in accordance with the foregoing, and shall pay the remaining amount, if any, promptly upon resolution of such dispute.

5.                        Term and Renewal.

(a)    Initial Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect until August 31, 2020 (the “Initial Term”), or the earlier date upon which this Agreement has been otherwise terminated in accordance with the terms hereof.

(b)    Renewal Term.  Subject to the provisions of Sections 2(b) and 9, this Agreement will survive for the Initial Term and will automatically renew for four (4) two (2)-year increments following the Initial Term (each a “Renewal Term”); provided that (a) each Party has fully complied with its obligations under this Agreement and has maintained a performance standard acceptable to the other Party during the prior term and (b) the Agreement has not been terminated.

6.                        Quality Control

a)               The Parties recognize and acknowledge that the offering of goods or services of inferior quality under the any licensed marks hereunder may damage the business reputation of the Parties and the goodwill associated with such marks.  Accordingly, in order to maintain the respective Parties’ reputation for quality, Ocwen will provide products and/or services under the licensed marks of a quality no less than its current quality.  All promotional material utilizing the licensed marks must be approved in writing by Altisource prior to use.

b)               Ocwen shall at all times and in all places permit Altisource, by representatives designated by Altisource, to inspect the use made of the Licensed Intellectual Property  under this Agreement.  At all times, Ocwen shall comply with the reasonable quality control procedures furnished or approved, from time to time, by Altisource concerning use of the licensed marks and the quality of any goods or services offered thereunder.  Upon reasonable prior notice, Altisource may inspect and review the offices and records of Ocwen during normal business hours for compliance with this or any other provision of this Agreement.

c)                Ocwen shall use and display the licensed marks only in such form and manner as are specifically approved in advance by Altisource.

d)               Ocwen shall cause to appear the legends, markings, and notices that Altisource may direct on all material used by Ocwen in connection with the Licensed Intellectual Property and on any printed matter on which Ocwen elects to have licensed marks appear.

e)                Ocwen shall be permitted to use any designs, materials, packages, labels, promotional materials, and advertising materials in relation to any goods or services approved by Altisource; provided, however, that in the event that, after the Effective Date, any such design, material, package, label, promotional material, or advertising material is materially modified, or the manner in which any of the foregoing is used is proposed to be materially modified, Ocwen shall obtain the written approval of Altisource  (such approval not to be unreasonably withheld) for such design, material, package, label, promotional material, advertising material, or such modified use thereof prior to any use thereof.

7.                        Advertising and Promotion.  Ocwen shall provide to Altisource, free of charge for its permanent archives, copies or representative samples of all advertising and promotional materials bearing any licensed marks.

8.                        Intellectual Property Rights Ownership.

a)               Ocwen acknowledges that Altisource is the owner of all right, title, and interest in and to the Altisource IP and the Licensed Intellectual Property and is also the owner of the goodwill related to or that shall become related to any marks included in the Altisource IP and the Licensed Marks.

b)               [Reserved].

c)                At Altisource’s request, Ocwen shall execute any documents reasonably required by Altisource to confirm the Altisource’s ownership of all rights in and to, for Altisource, the Altisource IP and the Licensed Intellectual Property the rights of Altisource pursuant to this Agreement.  Ocwen shall cooperate with Altisource in connection with the filing and prosecution by Altisource of applications to register the Altisource IP and Licensed Intellectual Property, and in connection with the maintenance and renewal of any such registrations that may issue.

d)               Ocwen shall use the Licensed Intellectual Property strictly in compliance with the legal requirements of the Territory or wherever the Services in connection with which the Licensed Intellectual Property may be rendered, and shall use such markings in connection therewith as may be required by applicable law.

e)                Any challenge by Ocwen to the rights of Altisource in the Licensed Intellectual Property, or any attempt to register Licensed Intellectual Property in Ocwen’s or any other party’s name, shall be deemed a material and incurable default hereunder.

f)                 Ocwen shall not use, and shall not cause or permit any third party to use, the Licensed Intellectual Property in any unlawful or deceptive manner or in any other way that is likely to directly or indirectly tarnish, dilute, denigrate, diminish, lessen the value of, or invalidate any of the Licensed Intellectual Property.

g)                [Reserved].

h)               Any technology or Intellectual Property jointly developed by the Parties shall become the property of Altisource and shall constitute Altisource IP.  Ocwen shall cooperate with Altisource in connection with the filing and prosecution by Altisource of applications to register, for Altisource, any such jointly developed technology and Intellectual Property, and in connection with the maintenance and renewal of any such registrations that may issue.

i)                   Each of the Parties acknowledges and agrees that (i) Ocwen will continue to own all of its loan servicing data, and (ii) Ocwen will grant to Altisource free access to such loan servicing data, including, without limitation, allowing Altisource to backup such loan servicing data in accordance with Altisource’s reasonable standard practices, and nothing in this Agreement shall limit Altisource’s ability to use any such data.

j)                  Within one hundred and twenty (120) days of the Effective Date, Altisource shall establish and maintain a copy of the source code and the object code for all Licensed Software, along with programmer’s notes and other materials sufficient to permit Ocwen to understand the design and operation of the Licensed Software (collectively, all such materials are referred to as the “Escrow Material”) in escrow with a recognized escrow agent on terms and conditions reasonably acceptable to Ocwen, including, but not limited to, identifying the occurrence of a Software Change of Control following which Ocwen’s rights to the Licensed Software are materially and adversely impaired as a release condition for the affected Licensed Software (such agreement for escrow shall be referred to as the “Escrow Agreement”).  On the last day of each calendar quarter, or such other period as the Parties may jointly agree, Altisource shall deposit into such escrow Escrow Material corresponding to any new release or upgrades of existing Licensed Software or new Licensed Software that has been licensed to Ocwen during the preceding quarter, if any. None of the Escrow Material shall contain devices of any kind that would prevent the use of the Escrow Material; provided, however, that, if the Licensed Software normally includes password protection, the use of software keys or other devices that disable or limit its use, then the Escrow Material shall include: (1) the passwords, software keys, and any other items necessary to allow a party to fully utilize the Licensed Software; (2) instructions for the use of such passwords, software keys, and other items; and (3) the means to generate additional passwords, software keys and other such items for subsequent licensees.  Ocwen may at any time request verification of the Escrow Material in accordance with the verification procedures set forth in the Escrow Agreement, and Altisource shall comply with their verification obligations set forth in the Escrow Agreement.

9.                        Confidentiality

a)               Confidential Information.  The Parties acknowledge that information to be shared between Altisource and Ocwen may be Confidential Information.

b)               Duty of Confidentiality.  To the extent a Party (the “Disclosing Party”) shares Confidential Information with the other Party (the “Receiving Party”), the Receiving Party agrees to secure and protect the confidentiality of the Disclosing Party’s Confidential Information in a manner consistent with the maintenance of the Disclosing Party’s rights therein, using at least as great a degree of care as the Receiving Party uses to maintain the confidentiality of its own Confidential Information of a similar nature, but in no event using less than a commercially reasonable degree of care.  The Receiving Party shall not disclose, disseminate, or otherwise publish or communicate the Disclosing Party’s Confidential Information to any person, firm, corporation, or other third party without the prior written consent of the Disclosing Party, except to the Receiving Party’s direct and indirect employees, consultants, and representatives who have a need to know and who have been informed of and made subject to obligations corresponding to the Receiving Party’s obligations hereunder.

c)                Breach of Confidentiality.  The Parties agree that in the event of a breach of this Section by a Receiving Party or its direct or indirect employees, consultants, or representatives, the Disclosing Party may suffer irreparable damage for which monetary relief may be inadequate.  Accordingly, in addition to any other remedies available to it, the Disclosing Party shall be entitled to equitable relief, including specific performance and other injunctive relief, without the necessity of posting a bond.

10.                 Termination

a)               If either Party materially defaults in the performance of any provision of this Agreement and such default is not cured within thirty (30) days after receiving notice of such default from the non-defaulting Party, the non-defaulting Party shall be entitled to terminate this Agreement effective immediately upon delivery of final written notice to the defaulting Party.

b)               If a Party (i) becomes insolvent, (ii) files a petition in bankruptcy or insolvency, is adjudicated bankrupt or insolvent, or files any petition or answer seeking reorganization, readjustment, or arrangement of its business under any law relating to bankruptcy or insolvency, or if a receiver, trustee, or liquidator is appointed for any of the property of the Party and within sixty (60) days thereof such Party fails to secure a dismissal thereof, or (iii)

makes any assignment for the benefit of creditors, then and in that event only, the Party that is not the subject of such proceedings may terminate this Agreement immediately upon written notice.

11.                 Post-Termination; Expiration of Rights and Obligations

a)               If this Agreement is terminated for any cause or no cause or expires, all rights to use the Licensed Intellectual Property granted under this Agreement shall forthwith revert to Altisource, and OCWEN and its receivers, representatives, trustees, agents, administrators, successors, or permitted assigns shall have no right after the effective date of termination to use or exploit any Licensed Intellectual Property, including no right to use, sell, ship, market, or distribute products, services, or promotional materials bearing the Licensed Marks, unless they have received the prior written approval of Altisource.  All materials bearing the Licensed Marks and all copies of materials embodying or incorporating the Licensed Intellectual Property shall be destroyed or disposed of in a manner authorized by Altisource.  Upon Altisource’s request, Ocwen shall provide evidence satisfactory to Altisource of destruction or other disposition of such materials and things.  Ocwen must do all things necessary to withdraw all filings that reflect Ocwen as a registered, licensed, or authorized user of any Licensed Intellectual Property.

b)               [Reserved].

c)                If this Agreement is terminated for any cause or no cause or expires, all materials containing Confidential Information of a Disclosing Party shall be destroyed or disposed of in a manner authorized by the Disclosing Party.  Upon the Disclosing Party’s request, the Receiving Party shall provide evidence satisfactory to the Disclosing Party of destruction or other disposition of such materials and things.

d)               Upon termination, all payments due to Altisource hereunder shall become immediately due and payable.

12.                 Notice of Infringement and Cooperation

a)               Altisource, if it so desires, may commence to prosecute any proceedings, claims, or suits to protect the Licensed Intellectual Property in Altisource’s own name or in the name of Ocwen or join Ocwen as a party thereto.  Ocwen agrees to supply Altisource with such information as Altisource may reasonably request, including information regarding sales and promotion, to aid Altisource in the acquisition, maintenance, and renewal of applications and registrations of the Licensed Intellectual Property, in the recordal of this Agreement, in the entry of Ocwen as a registered or authorized user of the Licensed Intellectual Property, or in furtherance of any other purpose related to the acquisition, preservation, protection, or defense of the Licensed Intellectual Property.

b)               [Reserved].

c)                Ocwen agrees to notify Altisource promptly in writing in the event it becomes aware of any third party infringing, misusing, or otherwise violating any of the rights of Altisource in its Intellectual Property, or who Licensee believes is, or may be infringing, diluting, or otherwise derogating the Intellectual Property of Altisource.  Altisource may, in its sole discretion, take action against such third party to enforce its interests in its Intellectual Property, and in such event shall be entitled to retain all monetary recovery from any such third party by way of judgment, settlement, or otherwise.  Ocwen agrees to cooperate promptly and fully with any such effort; provided, however, that Altisource shall reimburse Ocwen for all of its out-of-pocket expenses, not including attorneys’ fees, incurred as a result of such assistance.

13.                 Dispute Resolution. It is the intent of the Parties to use reasonable best efforts to resolve expeditiously any dispute, controversy, or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis.  In furtherance of the foregoing, a Party involved in a dispute, controversy, or claim may deliver a notice (an “Escalation Notice”) demanding an in-person meeting involving representatives of the Parties at a senior level of management (or if the Parties agree, of the appropriate strategic business unit or division within such entity).  A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of the Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement).  Any agenda, location, or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use commercially reasonable efforts to meet within thirty (30) days of the Escalation Notice.

14.                 Indemnification.

a)               Ocwen shall indemnify, defend, and hold harmless Altisource, each other member of the Altisource Group, and each of their respective former and current directors, officers, and employees, and each of the heirs, executors, successors, and assigns of any of the foregoing (collectively, the “Altisource Indemnitees”) with legal counsel reasonably acceptable to Altisource from and against all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities, and expenses, including attorneys’ fees, court costs, and other legal expenses, arising out of or connected with the violation of the proprietary rights of any third party through Ocwen’s actions, including, but not limited to, liability due solely to the negligence or recklessness of Ocwen, or of a breach of any representation or warranty made by Ocwen in this Agreement.  Altisource shall give to Ocwen notice of any such claim or suit as soon as possible and afford Ocwen the opportunity to defend the claim at its own expense through counsel of its own choice.  Unless approved in writing, Ocwen, its representatives, agents, and assigns shall not voluntarily settle any such claim or suit in a manner that might in any way adversely affect or be in derogation of any rights of Altisource in and to the Licensed Intellectual Property or constitute any admission in respect thereof or otherwise. Nothing herein shall preclude Altisource from participating in any manner through counsel of its own choosing at its own expense, and no approval by Altisource of any action by Ocwen shall affect any right of Altisource to indemnification hereunder.  Altisource agrees to cooperate to the extent reasonably necessary to reduce or eliminate the indemnified liability.

b)               Altisource shall indemnify, defend, and hold harmless Ocwen, each other member of the Ocwen Group, and each of their respective former and current directors, officers, and employees, and each of the heirs, executors, successors, and assigns of any of the foregoing (collectively, the “Ocwen Indemnitees”) with legal counsel reasonably acceptable to Ocwen from and against all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities, and expenses, including attorneys’ fees, court costs, and other legal expenses, arising out of or connected with the violation of the proprietary rights of any third party through Altisource’s actions, including, but not limited to, liability due solely to the negligence or recklessness of Altisource, or of a breach of any representation or warranty made by Altisource in this Agreement.  Ocwen shall give to Altisource notice of any such claim or suit as soon as possible and afford Altisource the opportunity to defend the claim at its own expense through counsel of its own choice.  Unless approved in writing, Altisource, its representatives, agents, and assigns shall not voluntarily settle any such claim or suit in a manner that might in any way adversely affect or be in derogation of any rights of Ocwen or constitute any admission in respect thereof or otherwise.  Nothing herein shall preclude Ocwen from participating in any manner through counsel of its own choosing at its own expense, and no approval by Ocwen of any action by Altisource shall affect any right of Ocwen to indemnification hereunder.  Ocwen agrees to cooperate to the extent reasonably necessary to reduce or eliminate the indemnified liability.

15.                 Representations and Warranties.   Ocwen represents on behalf of itself and each member of the Ocwen Group, and Altisource represents on behalf of itself and each member of the Altisource Group, as follows:

(a)           each Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver, and perform each of this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby;

(b)           this Agreement will be, on or prior to the Effective Date, duly executed and delivered and constitutes, or will constitute, a valid and binding agreement enforceable in accordance with the terms thereof.

16.                 DISCLAIMERS OF WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALTISOURCE HAS NOT MADE, AND IS NOT MAKING, ANY REPRESENTATION OR WARRANTY TO OCWEN, INCLUDING WITH RESPECT TO THE LICENSED INTELLECTUAL PROPERTY, THE SERVICES, OR THE PROSPECTS OF THE BUSINESS TO BE CONDUCTED BY OCWEN. EXCEPT AS EXPRESSLY WARRANTED HEREIN, ALTISOURCE EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND DURABILITY; ANY WARRANTY WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT; AND ANY WARRANTY ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.  ALTISOURCE DOES NOT WARRANT THAT ANY SOFTWARE OR SERVICES COVERED UNDER THIS AGREEMENT WILL MEET ALL OF OCWEN’S REQUIREMENTS, OR THAT THE USE OF ANY SOFTWARE WILL BE UNINTERRUPTED (FOR WHATEVER REASON), BE FREE FROM PROGRAMMING OR OTHER ERRORS, OR WILL BE SAFE FROM VIRUSES, WORMS, OR SECURITY BREACHES.  ALTISOURCE HAS NOT AUTHORIZED AND DOES NOT AUTHORIZE ANYONE TO MAKE ANY WARRANTIES ON ALTISOURCE’S BEHALF.

17.                 LIMITATION OF LIABILITY.  REGARDLESS OF THE FORM OR NATURE OF ANY ACTION, CAUSE OF ACTION, OR CLAIM, UNDER NO CIRCUMSTANCES SHALL A PARTY BE LIABLE FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTIAL, CONSEQUENTIAL, OR TREBLE DAMAGES OF ANY CHARACTER; ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF BUSINESS REVENUE, LOSS OF INCOME, LOSS OF DATA, OR LOSS OF BUSINESS OPPORTUNITY; FAILURE TO REALIZE EXPECTED SAVINGS; OR COSTS OF COVER, ARISING OUT OF OR RELATING TO THIS AGREEMENT, RELATED TO THE LICENSED INTELLECTUAL PROPERTY OR THE ALTISOURCE IP, EVEN IF THE PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

18.                 Costs and Expenses

a)               Each Party shall bear and pay all costs and expenses arising in connection with its performance under this Agreement.

b)               In the event that Ocwen does not make any payment required under the provisions of this Agreement to Altisource when due in accordance with the terms hereof, Altisource may, at its option, charge Ocwen interest on the unpaid amount at the rate of 2% per annum above the prime rate charged by JPMorgan Chase Bank, N.A. (or its successor).  In addition, Ocwen shall reimburse Altisource  for all costs of collection of overdue amounts, including any reasonable attorneys’ fees.

c)                Should either Party incur any costs, including attorneys’ or experts’ fees, as a result of a material breach of this Agreement by the other Party, the breaching Party shall be liable to the non-breaching Party for all such costs in addition to any other relief to which the non-breaching Party may be entitled.

19.                 Miscellaneous

a)               Counterparts; Entire Agreement; Corporate Power.

(i)                       This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto or thereto and delivered to the other parties hereto or thereto.

(ii)                    This Agreement and the exhibits and schedules hereto, including the IP Fee Letter,  contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments, and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.

b)        Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly in such State and irrespective of the choice of law principles of the State of New York, as to all matters.

c)                          Assignability. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.  No Party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto; provided, however, that either Party may assign this Agreement without the consent of the other party to any third party that acquires, by any means, including by merger or consolidation, all or substantially all the consolidated assets of such Party, subject to Section 8(j) in the case of a Software Change of Control.  Further, any assignee of any licensed Intellectual Property hereunder or any Person who acquires any right or title to any Licensed Intellectual Property following a Software Change of Control or otherwise shall take such Licensed Intellectual Property subject to the license set forth herein.  Any purported assignment in violation of this Section 19(c) shall be void and shall constitute a material breach of this Agreement.

d)                         Third-Party Beneficiaries.  Except for the indemnification rights under this Agreement of any Ocwen Indemnitee or Altisource Indemnitee in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder, and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement.

e)                          Notices.  All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) sent by facsimile (except that, if not sent during normal business hours for the recipient, then at the opening of business on the next business day for the recipient) to the facsimile numbers set forth below, or (c) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to Ocwen, to:

Ocwen Mortgage Servicing, Inc.

402 Strand Street

Frederiksted, Virgin Islands 00840-3531

Attn:                    Corporate Secretary

Facsimile number:

If to Altisource, to:

Altisource Solutions S.à r.l.

291 route d’Arlon

L-1150 Luxembourg

Attn: Corporate Secretary

Facsimile number: 352-2744-9499

With a copy to: contractmanagement@altisource.com

Either Party may, by notice to the other Party, change the address to which such notices are to be given.

f)                           Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner materially adverse to either Party.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

g)                          Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

h)                         Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants in this Agreement and the liabilities for the breach of any obligations in this Agreement contained in Sections 2, 6(b), 7, 8, 9, 11, 12, 13, 14, 15, 16, 17, 18, and 19 shall survive the termination or expiration of this Agreement.

i)                             Waivers of Default.  Waiver by any Party hereto of any default by any other Party hereto of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

j)                            Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are to be hereby or thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The other Party or Parties shall not oppose the granting of such relief.  The Parties to this Agreement hereby agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived.

k)                         Amendments.  No provisions of this Agreement shall be deemed waived, amended, supplemented, or modified by any Party hereto, unless such waiver, amendment, supplement, or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement, or modification.

l)                             Interpretation.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires.  The terms “hereof,” “herein,” and “herewith,” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules and exhibits hereto) and not to any particular provision of this Agreement. Section, Exhibit, and Schedule references are to the sections, exhibits, and schedules of or to this Agreement unless otherwise specified.  Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented, or otherwise modified from time to time, as permitted by the terms hereof.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.  There shall be no presumption of interpreting this Agreement or any provision hereof against the draftsperson of this Agreement or any such provision.

m)                     Jurisdiction; Service of Process; Limitations.  Any action or proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York (if any party to such action or proceeding has or can acquire jurisdiction), and each of the Parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  The Parties to this Agreement agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary, and bargained agreement between the Parties hereto irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the first sentence of this Section may be served on any Party to this Agreement anywhere in the world.  Neither Party hereto may bring an action against the other under this Agreement (whether for breach of contract, negligence or otherwise) more than twelve (12) months after that Party becomes aware of the cause of action or one (1) year after the termination of this Agreement, whichever is shorter.

n)                         WAIVER OF JURY TRIAL.  EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

o)                         Relationship.  The Parties are independent contractors and neither Party is an employee, partner or joint venturer of the other.  Under no circumstances shall any of the employees of a Party be deemed to be employees of the other Party for any purpose.  No Party shall have the right to bind the other Party to any agreement with a third party or to represent itself as a partner or joint venturer of the other by reason of this Agreement.

p)                         Compliance with Laws.  The Parties shall each comply with all applicable laws and regulations and shall obtain all appropriate government approvals pertaining to their respective operations.

q)                         Force Majeure.  If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the Party affected, including without limitation governmental authority to grant any consent, approval, waiver, or authorization, or any delay on the part of any governmental authority in granting any consent, approval, waiver, or authorization, manufacturer or equipment vendor delays or deficiencies including ability to process correctly calendar date-related data, delays in repair or maintenance of sites due to restricted access by third parties, delays or barriers to construction or coverage resulting from local zoning restrictions or frequency coordination issues with incumbent wireless users, acts of God, such as fire, flood, earthquake, or other natural cause, terrorist events, riots, insurrections, war or national emergency, or strikes, boycotts, lockouts or other labor difficulties, the Party affected by the force majeure is excused on a day-by-day basis to the extent of the interference; provided that such Party shall use commercially reasonable efforts to avoid or remove the causes of such nonperformance.

r)                            Incorporation of Schedules and Exhibits. The Parties agree that Schedules I and II are a part of this Agreement and may be modified to add, delete, or otherwise change the terms of this Agreement from time to time.  Such modified or additional schedules and exhibits shall become a part of this Agreement from the date of such modification.

Signatures on Following Page

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Agreement to be executed as of the date first written above by their duly authorized representatives.

OCWEN MORTGAGE SERVICING, INC.

/s/ John V. Britti
By:	John V. Britti
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ALTISOURCE SOLUTIONS S.À R.L.

/s/ William B. Shepro
By:	William B. Shepro
Manager

SCHEDULE I

ALTISOURCE INTELLECTUAL PROPERTY

Part A to Schedule I of Intellectual Property Agreement:

Patents

Patents

Issued

U.S. PTO Patent No.	Issue Date	Title	Inventors
7,412,418	8/12/2008	Expense Tracking, Electronic Ordering, Invoice Presentment, and Payment System and Method

William C. Erbey, Russell Bulman, Robert J. Leist, Mary Edgecomb, Donald Vetal, Armand Bonola, Stephanie Hudson, Jeffrey Neufeld, Debra Toussaint-Blackman, Rosemary Weaver, Sandra Blum, Federico Bucspun

Pending

Ser. No.	Filing Date	Title	Inventors
U.S. 10/918,699	8/16/2004	Method and System for Providing Customer Relations Information	William C. Erbey, Scott Paul Conradson
U.S. 10/937,879	9/10/2004	Method and System for Vendor Management	Ralph J. Behmoiras William C. Erbey Arthur J. Castner Christopher Kennedy Keith S. Reno
U.S. 09/512,845	2/25/2000	Method for Workflow Processing Through Computer Network	Ravi Ramanathan Edmund M. Johnson Michael A. Graves
U.S. 10/408,079	4/4/2003	Method and Apparatus for Providing Selective Access to Information	Scott William Anderson

U.S. 10/102,104	3/19/2002	Management and Reporting System and Process for Use with Multiple Disparate Database	Christopher M. Ruby Chase N. Tessman Michael R. Langolf
U.S. 10/957,689	10/5/2004	Management and Reporting System and Process for Use	Christopher M. Ruby Chase N. Tessman

1

		with Multiple Disparate Database	Michael R. Langolf
U.S. 11/141,209	6/1/2005	Call Center Services System and method	Dale Pickford
U.S. 11/301,247	12/13/2005	Product Optimizer	Christopher Kennedy William Erbey Bryan Hurley
U.S. 11/727,225	4/4/2003	Method and Apparatus for Providing Selective Access to Information	Scott William Anderson
U.S. 11/803,306	5/22/2006	Method and system for Loan Closing	William Erbey Christopher Kennedy Bryan Hurley

U.S. 11/802,308	5/22/2007	Method And System For Exchange	William Erbey Christopher Kennedy Bryan Hurley Andrew Combs
U.S. 12/111,714	04/29/2008 (parent filing 12/08/2003)	Expense Tracking, Electronic Ordering, Invoice Presentment, and Payment System and Method	William C. Erbey Russell Bulman Robert J. Leist Mary Edgecomb Donald Vetal Armand Bonola Stephanie Hudson Jeffrey Neufeld Debra Toussaint-Blackman Rosemary Weaver Sandra Blum Federico Bucspun
U.S. 12/335,196	12/15/2008	Vendor Assurance	Christopher Kennedy Bryan Hurley
U.S. utility	Unfiled	Method and System for Collections Optimization	William C. Erbey Ron Faris Ashish Pandey Amanjeet Saluja Deepak Dhayanithy Saurav Chawla Seth Carter
U.S. 12/334,168	12/12/2008	Ocwen Exchange	Christopher Kennedy

2

U.S. 12/404,958	3/16/2009	EXPENSE TRACKING, ELECTRONIC ORDERING, INVOICE PRESENTMENT, AND PAYMENT SYSTEM AND METHOD	Russell Bulman; Sandra Blum
U.S. 60/163,228	3/25/2009	APPARATUS AND METHOD FOR MODELING LOAN ATTRIBUTES	SALUJA, Amanjeet; GUPTA, Ankush; DHAYANITHY, Deepak; GUGLANI, Raman;
IN 2743 MUM 2008	12/31/2008	Method and System for Collections Optimization	William C. Erbey Ron Faris Ashish Pandey Amanjeet Saluja Deepak Dhayanithy Saurav Chawla Seth Carter
IN 979 MUM 2009	4/15/2009	APPARATUS AND METHOD FOR MODELING LOAN ATTRIBUTES	SALUJA, Amanjeet; GUPTA, Ankush; DHAYANITHY, Deepak; GUGLANI, Raman;

3

Part B to Schedule I of Intellectual Property Agreement:

Trademarks

Trademarks

Registered

Country	Trademark	Reg. No.	Class
European Community	REALSynergy & Design (Black & White)	6380951	09, 36, 38
European Community	REALSynergy Logo (Black & White)	6380943	09, 36, 38
European Community	REALTRANS	1174531	38
European Community	REALTRANS & Arrow Design	1174515	38
European Community	REALTRANS.COM	1174440	38
European Community	WWW.REALTRANS.COM	1174473	38
Japan	REALSAMM	4690653	09
Switzerland	REALPORTAL	578928	09, 42
Switzerland	REALSAMM	578931	09
Switzerland	REALSERVICING	578930	09, 42
Switzerland	REALSynergy & Design (Black & White)	569462	09
Switzerland	REALSynergy Logo (Black & White)	569461	09
Switzerland	REALTRANS	578929	38
Taiwan	REALSAMM	092007306	09
United States of America	REALPORTAL	3333964	09, 42
United States of America	REALREMIT	3083245	09
United States of America	REALREMIT	3283741	38
United States of America	REALREMIT	3493927	35, 36
United States of America	REALSAMM	2863435	09
United States of America	REALSERVICING	2813709	09, 42

United States of America	REALSYNERGY	2729544	09
United States of America	REALSynergy & Design (Black & White)	3481637	09

4

United States of America	REALSynergy Logo (Black & White)	3334360	09
United States of America	REALTRANS	2470168	38
United States of America	WE MAKE YOUR LOANS WORTH MORE	3410572	35, 36
Benelux	ALTISOURCE*	1179382	09, 35, 36, 38, 39, 42
Benelux	ALTISOURCE PORTFOLIO SOLUTIONS*	1179383	09, 35, 36, 38, 39, 42

Pending

Country	Mark	App. No.	Class
European Community	THINKING AHEAD. DELIVERING TODAY.	8210155	09, 35, 36, 38, 42
European Community	REALDOC	8216673	09, 39, 42
India	THINKING AHEAD. DELIVERING TODAY.	1804060	09, 35, 36, 38, 42
India	REALDOC	1807108	09, 39, 42
India	REALPORTAL	1701114	09, 42
India	REALREMIT	1701116	09, 35, 36, 38
India	REALSAMM	1701113	09
India	REALSERVICING	1701115	09, 42
India	REALSYNERGY	1701111	09
India	REALSynergy & Design (Black & White)	1613797	09
India	REALSynergy Logo (Black & White)	1613796	09
India	REALTRANS	1701112	38
Norway	THINKING AHEAD. DELIVERING TODAY.		09, 35, 36, 38, 42
Switzerland	THINKING AHEAD. DELIVERING TODAY.		09, 35, 36, 38, 42
Switzerland	REALDOC	506092009	09, 39, 42

* Denotes intellectual property that is owned by Altisource Portfolio Solutions S.A. (formerly known as Altisource Portfolio Solutions S.à r.l., formerly known as Ocwen Luxembourg S.à r.l.) prior to the Separation. Such intellectual property is being included on this Schedule for clarification purposes.

Switzerland	REALREMIT	583202008	09, 35, 36, 38
Switzerland	REALSYNERGY	583182008	09
Turkey	THINKING AHEAD. DELIVERING TODAY.		09, 35, 36, 38, 42
United States of America	HELPING HOMEOWNERS IS WHAT WE DO!	77/103348	35, 36
United States of America	REALDOC	77/596166	09, 39, 42

5

United States of America	THE LEADER IN LOSS MITIGATION!	77/125656	35, 36
United States of America	THINKING AHEAD. DELIVERING TODAY.	77/593386	09, 35, 36, 38, 42
Uruguay	THINKING AHEAD. DELIVERING TODAY.	401.096	09, 35, 36, 38, 42
Benelux	ALTISOURCE PORTFOLIO SOLUTIONS & Design*	1182601	09, 35, 36, 38, 39, 42
Canada	ALTISOURCE*	1437569	09, 35, 36, 38, 39, 42
Canada	ALTISOURCE PORTFOLIO SOLUTIONS*	1437570	09, 35, 36, 38, 39, 42
European Community	ALTISOURCE*	8226177	09, 35, 36, 38, 39, 42, 45
European Community	ALTISOURCE PORTFOLIO SOLUTIONS*	8226185	09, 35, 36, 38, 39, 42, 45
India	ALTISOURCE*	Awaiting	09, 35, 36, 38, 39, 42
India	ALTISOURCE PORTFOLIO SOLUTIONS*	Awaiting	09, 35, 36, 38, 39, 42
Mauritius	ALTISOURCE*	MUM0909355	09, 35, 36, 38, 39, 42
Mauritius	ALTISOURCE PORTFOLIO SOLUTIONS*	MUM0909356	09, 35, 36, 38, 39, 42
Norway	ALTISOURCE*	200904134	09, 35, 36, 38, 39, 42
Norway	ALTISOURCE PORTFOLIO SOLUTIONS*	200904135	09, 35, 36, 38, 39, 42

* Denotes intellectual property that is owned by Altisource Portfolio Solutions S.A. (formerly known as Altisource Portfolio Solutions S.à r.l., formerly known as Ocwen Luxembourg S.à r.l.) prior to the Separation.

Switzerland	ALTISOURCE*	54711/2009	09, 35, 36, 38, 39, 42
Switzerland	ALTISOURCE PORTFOLIO SOLUTIONS*	54708/2009	09, 35, 36, 38, 39, 42
Turkey	ALTISOURCE*	Awaiting	09, 35, 36, 38, 39, 42
Turkey	ALTISOURCE PORTFOLIO SOLUTIONS*	Awaiting	09, 35, 36, 38, 39, 42
United States of America	ALTISOURCE*	77/726139	09, 35, 36, 38, 39, 42
United States of America	ALTISOURCE PORTFOLIO SOLUTIONS*	77/726143	09, 35, 36, 38, 39, 42
Uruguay	ALTISOURCE*	401631	09, 35, 36, 38, 39, 42

6

Part C to Schedule I of Intellectual Property Agreement:

Domain Names

Domain Names
alti-ltd.com
altiportfoliosolutions.com
alti-ps.com
altisource.ch
altisourcelimited.com
altisource-ltd.com
altisourceportfoliosolution.com
altisource-ps.com
altisource-pslimited.com
altisourceus.com
ora-rmsi.com
pmos-llc.com
premiumtitleservices.com
realportal.com
realremit.com
realsamm.biz
realsamm.com
realservicing.biz
realservicing.net
realtrans.biz
realtrans.com
realtrans.info
realtrans.net
synergysoftware.com
Alitsourcebid.com
Alitsourcebid.net
Alitsourcebid.org
Alitsourcebid.us
Alitsourcebid.biz
Altisourcebid.com
Altisourcebid.net
Altisourcebid.org

7

Altisourcebid.us
Altisourcebid.biz
Altisourcehomes.com
Altisourcehomes.net
Altisourcehomes.us
Altisourcehomes.org
Altisourcehomes.biz
Altisource-homes.com
Altisource-homes.net
Altisource-homes.us

Altisource-homes.org
Altisource-homes.biz
AltisourceHome.com
Altisourcehome.net
Altisourcehome.us
Altisourcehome.org
Altisourcehome.biz
altisource.eu
altisourceportfoliosolutions.eu
altisource.lu
altisourceportfoliosolutions.lu
altisourceportfoliosolutions.ch
altisource.in
altisourceportfoliosolutions.in
altisource.ca
altisourceportfoliosolutions.ca
altisource.com.mx
altisourceportfoliosolutions.com.mx
altisource.cn
altisourceportfoliosolutions.cn
altisource.tw
altisourceportfoliosolutions.tw
altisource.hk
altisourceportfoliosolutions.hk

8

altisource.co.nz
altisourceportfoliosolutions.co.nz
altisource.ru
altisourceportfoliosolutions.ru
altisource.net
altisourceportfoliosolutions.net
altisource.org
altisourceportfoliosolutions.org
altisourceportfoliosolution.com
globalservicingsolutions.com

9

Part D to Schedule I of Intellectual Property Agreement:

Copyrights

Registered Copyrights

Title of Work	Registration No.	Registration Date
IMAP software	TXu000999586	May 22, 2001

Unregistered Copyrights

Title of Material	Location
BROCHURES/GUIDES/PAPERS
Outsourcing for Maximum Returns: Four rules for moving beyond cost cutting to strategic market advantage	http://www.ocwenbusiness.com/BPO/bs_bpo.cfm#
Hybrid Outsourcing Solutions: A case study on what one top loan originator did to slash underwriting costs	http://www.ocwenbusiness.com/BPO/bs_bpo.cfm#
Mortgage Industry Outsourcing Survey: What the Mortgage Industry Players Really Think	http://www.ocwenbusiness.com/BPO/bs_bpo.cfm#
Commercial Outsourcing White Paper	http://www.ocwenbusiness.com/BPO/bs_resources.cfm
Monthly newsletters	http://www.ocwenbusiness.com/
Your Guide to Understanding Mortgage	http://www.ocwencustomers.com/documents/pdf/Servicing_Brochure.pdf
Money Management 101	http://www.ocwencustomers.com/documents/pdf/UandM_Credit.pdf
Making Timely Mortgage Payments	http://www.ocwencustomers.com/documents/pdf/Timely_Payments.pdf
Understanding Your Credit Score	http://www.ocwencustomers.com/em_credit_score.cfm
Ocwen’s 15 Point Loan Servicing Customer Commitment Plan	http://www.ocwencustomers.com/cp_cc.cfm
Global Servicing Solutions Canada Corp. Secures First Master Servicing Contract	http://www.globalservicingsolutions.com/Press/OCN-08-02f.pdf
Global Servicing Solutions LLC Establishes Loan and Real Estate Servicing Office in Canada	http://www.globalservicingsolutions.com/Press/ocn1118f.pdf

10

Global Servicing Solutions Canada Corp. Receives S&P Commercial Mortgage Servicer Rating	http://www.globalservicingsolutions.com/Press/ocn0223f.pdf
US - Structured Finance Servicer Evaluation - Commercial Mortgage Servicer : Ocwen	http://www.globalservicingsolutions.com/Press/OcwenV3.pdf
Ocwen Live Wire Newsletters (June 2007 - October 2007)

http://www.ocwenbusiness.com/documents/doc/June_2007_Livewire.doc;

http://www.ocwenbusiness.com/documents/doc/July_2007_Livewire.doc;

http://www.ocwenbusiness.com/documents/doc/August_2007_Livewire.doc;

http://www.ocwenbusiness.com/documents/doc/September_2007_Livewire.doc;

http://www.ocwenbusiness.com/documents/doc/October_2007_Livewire.doc

SOFTWARE
REALTrans	Ocwen-India
REALSAMM	Ocwen-India
REALSynergy	Ocwen-India

REALPortal	Ocwen-India
REALRemit	Ocwen-India
REALServicing	Ocwen-India
REALResolution	Ocwen-India
REALDoc	Ocwen-India
CIS (Customizable Imaging System)	Ocwen-India
WEBSITES
globalservicingsolutions.com
ora-rmsi.com
realportal.com
realtrans.com

11

Part E to Schedule I of Intellectual Property Agreement:

Trade Secrets

Trade Secrets
REALTrans
ORA Web Portal
REALB2B
REALRemit
REALSAMM
REALSynergy
REALPortal
REALServicing
REALResolution (including Loss Mitigation, Foreclosure, Bankruptcy, Eviction, Title Resolution, Mortgage Insurance, Accretion, Mortgage Insurance Reporting, LRM, HMP, REO)
REALDoc
CIS (Customizable Imaging System)
Collection Scripting System
ACCESS Collection System
Integrated Telephony Solution (includes IVR integration)
Customer Relationship Expert (CRE)
Property Manager
Appraisal Manager (part of REALTrans extension)
REALBid (Bid, Auction and Listing site)
Stage V Reporting database and data transformations
Integrations to Ocwen.com website from REAL applications
Matrix
Collateral Management System
PMO (Project Management Office)
SharePoint Repository
Integration of REAL applications with external applications
Full U.S. application based on 61/064,605 (00153) titled Expense Tracking, Electronic Ordering and Payment System and Method; inventors R. Bulman and S. Blum (due date for filing March 14, 2009)
Method and System for Collections Optimization

12

(unfiled patent);
Pre-payment and Default Model (unfiled patent);
Housing Price Index Model
AVRM Model
Behavioral Sciences-Based Call Scripting
Strategic Tracking and Reporting Dashboard
Collector Effectiveness Model for Training and Personnel Selection
Account Scoring Model for Unsecured Collections
Segmentation Model for Unsecured Collections
Optimal Resolution Model for Unsecured Collections

13

SCHEDULE II

LICENSED INTELLECTUAL PROPERTY

Part A to Schedule II of Intellectual Property Agreement:

Patents

Patents

Issued

U.S. PTO Patent No.	Issue Date	Title	Inventors
7,412,418	8/12/2008	Expense Tracking, Electronic Ordering, Invoice Presentment, and Payment System and Method

William C. Erbey, Russell Bulman, Robert J. Leist, Mary Edgecomb, Donald Vetal, Armand Bonola, Stephanie Hudson, Jeffrey Neufeld, Debra Toussaint-Blackman, Rosemary Weaver, Sandra Blum, Federico Bucspun

Pending

Ser. No.	Filing Date	Title	Inventors
U.S. 10/918,699	8/16/2004	Method and System for Providing Customer Relations Information	William C. Erbey, Scott Paul Conradson
U.S. 10/937,879	9/10/2004	Method and System for Vendor Management	Ralph J. Behmoiras William C. Erbey Arthur J. Castner Christopher Kennedy Keith S. Reno
U.S. 09/512,845	2/25/2000	Method for Workflow Processing Through Computer Network	Ravi Ramanathan Edmund M. Johnson Michael A. Graves
U.S. 10/408,079	4/4/2003	Method and Apparatus for Providing Selective Access to Information	Scott William Anderson

U.S. 10/102,104	3/19/2002	Management and Reporting System and Process for Use with Multiple Disparate Database	Christopher M. Ruby Chase N. Tessman Michael R. Langolf

1

U.S. 10/957,689	10/5/2004	Management and Reporting System and Process for Use with Multiple Disparate Database	Christopher M. Ruby Chase N. Tessman Michael R. Langolf
U.S. 11/141,209	6/1/2005	Call Center Services System and method	Dale Pickford
U.S. 11/301,247	12/13/2005	Product Optimizer	Christopher Kennedy William Erbey Bryan `Hurley
U.S. 11/727,225	4/4/2003	Method and Apparatus for Providing Selective Access to Information	Scott William Anderson
U.S. 11/803,306	5/22/2006	Method and system for Loan Closing	William Erbey Christopher Kennedy Bryan Hurley

U.S. 11/802,308	5/22/2007	Method And System For Exchange	William Erbey Christopher Kennedy Bryan Hurley Andrew Combs
U.S. 12/111,714	04/29/2008 (parent filing 12/08/2003)	Expense Tracking, Electronic Ordering, Invoice Presentment, and Payment System and Method	William C. Erbey Russell Bulman Robert J. Leist Mary Edgecomb Donald Vetal Armand Bonola Stephanie Hudson Jeffrey Neufeld Debra Toussaint-Blackman Rosemary Weaver Sandra Blum Federico Bucspun
U.S. 12/335,196	12/15/2008	Vendor Assurance	Christopher Kennedy Bryan Hurley
U.S. utility	Unfiled	Method and System for Collections Optimization	William C. Erbey Ron Faris Ashish Pandey Amanjeet Saluja Deepak Dhayanithy Saurav Chawla Seth Carter
U.S. 12/334,168	12/12/2008	Ocwen Exchange	Christopher Kennedy

2

U.S. 12/404,958	3/16/2009	EXPENSE TRACKING, ELECTRONIC ORDERING, INVOICE PRESENTMENT, AND PAYMENT SYSTEM AND METHOD	Russell Bulman; Sandra Blum
U.S. 60/163,228	3/25/2009	APPARATUS AND METHOD FOR MODELING LOAN ATTRIBUTES	SALUJA, Amanjeet; GUPTA, Ankush; DHAYANITHY, Deepak; GUGLANI, Raman;
IN 2743 MUM 2008	12/31/2008	Method and System for Collections Optimization	William C. Erbey Ron Faris Ashish Pandey Amanjeet Saluja Deepak Dhayanithy Saurav Chawla Seth Carter
IN 979 MUM 2009	4/15/2009	APPARATUS AND METHOD FOR MODELING LOAN ATTRIBUTES	SALUJA, Amanjeet; GUPTA, Ankush; DHAYANITHY, Deepak; GUGLANI, Raman;

3

Part B to Schedule II of Intellectual Property Agreement:

Trademarks

Trademarks

Registered

Country	Trademark	Reg. No.	Class
European Community	REALSynergy & Design (Black & White)	6380951	09, 36, 38
European Community	REALSynergy Logo (Black & White)	6380943	09, 36, 38
European Community	REALTRANS	1174531	38
European Community	REALTRANS & Arrow Design	1174515	38
European Community	REALTRANS.COM	1174440	38
European Community	WWW.REALTRANS.COM	1174473	38
Japan	REALSAMM	4690653	09
Switzerland	REALPORTAL	578928	09, 42
Switzerland	REALSAMM	578931	09
Switzerland	REALSERVICING	578930	09, 42
Switzerland	REALSynergy & Design (Black & White)	569462	09
Switzerland	REALSynergy Logo (Black & White)	569461	09
Switzerland	REALTRANS	578929	38
Taiwan	REALSAMM	092007306	09
United States of America	REALPORTAL	3333964	09, 42
United States of America	REALREMIT	3083245	09
United States of America	REALREMIT	3283741	38
United States of America	REALREMIT	3493927	35, 36
United States of America	REALSAMM	2863435	09
United States of America	REALSERVICING	2813709	09, 42

United States of America	REALSYNERGY	2729544	09
United States of America	REALSynergy & Design (Black & White)	3481637	09

4

United States of America	REALSynergy Logo (Black & White)	3334360	09
United States of America	REALTRANS	2470168	38
United States of America	WE MAKE YOUR LOANS WORTH MORE	3410572	35, 36

Pending

Country	Mark	App. No.	Class
European Community	THINKING AHEAD. DELIVERING TODAY.	8210155	09, 35, 36, 38, 42
European Community	REALDOC	8216673	09, 39, 42
India	THINKING AHEAD. DELIVERING TODAY.	1804060	09, 35, 36, 38, 42
India	REALDOC	1807108	09, 39, 42
India	REALPORTAL	1701114	09, 42
India	REALREMIT	1701116	09, 35, 36, 38
India	REALSAMM	1701113	09
India	REALSERVICING	1701115	09, 42
India	REALSYNERGY	1701111	09
India	REALSynergy & Design (Black & White)	1613797	09
India	REALSynergy Logo (Black & White)	1613796	09
India	REALTRANS	1701112	38
Norway	THINKING AHEAD. DELIVERING TODAY.		09, 35, 36, 38, 42
Switzerland	THINKING AHEAD. DELIVERING TODAY.		09, 35, 36, 38, 42
Switzerland	REALDOC	506092009	09, 39, 42
Switzerland	REALREMIT	583202008	09, 35, 36, 38
Switzerland	REALSYNERGY	583182008	09
Turkey	THINKING AHEAD. DELIVERING TODAY.		09, 35, 36, 38, 42
United States of America	HELPING HOMEOWNERS IS WHAT WE DO!	77/103348	35, 36

United States of America	REALDOC	77/596166	09, 39, 42
United States of America	THE LEADER IN LOSS MITIGATION!	77/125656	35, 36
United States of America	THINKING AHEAD. DELIVERING TODAY.	77/593386	09, 35, 36, 38, 42
Uruguay	THINKING AHEAD. DELIVERING TODAY.	401.096	09, 35, 36, 38, 42

5

Unregistered Trademarks	Location
RECOVER MORE!	http://www.ocwenbusiness.com/nci.cfm#, http://www.ocwenbusiness.com/
CLOSE MORE LOANS!	http://www.ocwenbusiness.com/bs_loanprocessing.cfm, http://www.ocwenbusiness.com/
http://www.globalservicingsolutions.com/
GLOBAL SERVICING SOLUTIONS	http://www.globalservicingsolutions.com/
GLOBAL EXPERIENCE … LOCAL EXPERTISE	http://www.globalservicingsolutions.com/
REALSynergyPLUS	http://www.globalservicingsolutions.com/technology.html
REALResolution	http://www.ocwenbusiness.com/documents/pdf/Moody_s.pdf

6

Part C to Schedule II of Intellectual Property Agreement:

Domain Names

Domain Names
ora-rmsi.com
pmos-llc.com
premiumtitleservices.com
realportal.com
realremit.com
realsamm.biz
realsamm.com
realservicing.biz
realservicing.net
realtrans.biz
realtrans.com
realtrans.info
realtrans.net
synergysoftware.com

7

Part D to Schedule II of Intellectual Property Agreement:

Copyrights

Registered Copyrights

Title of Work	Registration No.	Registration Date
IMAP software	TXu000999586	May 22, 2001

Unregistered Copyrights

Title of Material	Location
BROCHURES/GUIDES/PAPERS
Outsourcing for Maximum Returns: Four rules for moving beyond cost cutting to strategic market advantage	http://www.ocwenbusiness.com/BPO/bs_bpo.cfm#
Hybrid Outsourcing Solutions: A case study on what one top loan originator did to slash underwriting costs	http://www.ocwenbusiness.com/BPO/bs_bpo.cfm#
Mortgage Industry Outsourcing Survey: What the Mortgage Industry Players Really Think	http://www.ocwenbusiness.com/BPO/bs_bpo.cfm#
Commercial Outsourcing White Paper	http://www.ocwenbusiness.com/BPO/bs_resources.cfm
Monthly newsletters	http://www.ocwenbusiness.com/
Your Guide to Understanding Mortgage	http://www.ocwencustomers.com/documents/pdf/Servicing_Brochure.pdf
Money Management 101	http://www.ocwencustomers.com/documents/pdf/UandM_Credit.pdf
Making Timely Mortgage Payments	http://www.ocwencustomers.com/documents/pdf/Timely_Payments.pdf
Understanding Your Credit Score	http://www.ocwencustomers.com/em_credit_score.cfm
Ocwen’s 15 Point Loan Servicing Customer Commitment Plan	http://www.ocwencustomers.com/cp_cc.cfm
Global Servicing Solutions Canada Corp. Secures First Master Servicing Contract	http://www.globalservicingsolutions.com/Press/OCN-08-02f.pdf
Global Servicing Solutions LLC Establishes Loan and Real	http://www.globalservicingsolutions.com/Press/ocn1118f.pdf

8

Estate Servicing Office in Canada
Global Servicing Solutions Canada Corp. Receives S&P Commercial Mortgage Servicer Rating	http://www.globalservicingsolutions.com/Press/ocn0223f.pdf
US - Structured Finance Servicer Evaluation - Commercial Mortgage Servicer : Ocwen	http://www.globalservicingsolutions.com/Press/OcwenV3.pdf
Ocwen Live Wire Newsletters (June 2007 - October 2007)

http://www.ocwenbusiness.com/documents/doc/June_2007_Livewire.doc;
http://www.ocwenbusiness.com/documents/doc/July_2007_Livewire.doc;
http://www.ocwenbusiness.com/documents/doc/August_2007_Livewire.doc;
http://www.ocwenbusiness.com/documents/doc/September_2007_Livewire.doc;
http://www.ocwenbusiness.com/documents/doc/October_2007_Livewire.doc

SOFTWARE
REALTrans	Ocwen-India
REALSAMM	Ocwen-India
REALSynergy	Ocwen-India

REALPortal	Ocwen-India
REALRemit	Ocwen-India
REALServicing	Ocwen-India
REALResolution	Ocwen-India
REALDoc	Ocwen-India
CIS (Customizable Imaging System)	Ocwen-India
WEBSITES
globalservicingsolutions.com
ora-rmsi.com
realportal.com
realtrans.com

9

Part E to Schedule II of Intellectual Property Agreement:

Trade Secrets

Trade Secrets
REALTrans
ORA Web Portal
REALB2B
REALRemit
REALSAMM
REALSynergy
REALPortal
REALServicing
REALResolution (including Loss Mitigation, Foreclosure, Bankruptcy, Eviction, Title Resolution, Mortgage Insurance, Accretion, Mortgage Insurance Reporting, LRM, HMP, REO)
REALDoc
CIS (Customizable Imaging System)
Collection Scripting System
ACCESS Collection System
Integrated Telephony Solution (includes IVR integration)
Customer Relationship Expert (CRE)
Property Manager
Appraisal Manager (part of REALTrans extension)
REALBid (Bid, Auction and Listing site)
Stage V Reporting database and data transformations
Integrations to Ocwen.com website from REAL applications

10

Matrix
Collateral Management System
PMO (Project Management Office)
SharePoint Repository
Integration of REAL applications with external applications
Full U.S. application based on 61/064,605 (00153) titled Expense Tracking, Electronic Ordering and Payment System and Method; inventors R. Bulman and S. Blum (due date for filing March 14, 2009)
Method and System for Collections Optimization (unfiled patent);
Pre-payment and Default Model (unfiled patent);
Housing Price Index Model
AVRM Model
Behavioral Sciences-Based Call Scripting
Strategic Tracking and Reporting Dashboard
Collector Effectiveness Model for Training and Personnel Selection
Account Scoring Model for Unsecured Collections
Segmentation Model for Unsecured Collections
Optimal Resolution Model for Unsecured Collections

11